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Rockley Photonics Holdings Limited 3rd Floor 1 Ashley Road Altrincham, Cheshire United Kingdom, WA14 2DT
6 September 2022
Dear Sirs
Rockley Photonics Holdings Limited
We have acted as Cayman Islands legal advisers to Rockley Photonics Holdings Limited, an exempted company incorporated in the Cayman Islands with limited liability (the "Company") in connection with the Company’s registration statement on Form S-3, including all amendments or supplements thereto (the "Registration Statement"), filed with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933 (the "Act"), as amended, relating to the registration of certain securities up to a maximum aggregate offering price of US$300,000,000, including the Company’s (i) ordinary shares with a par value of $0.000004026575398 per share (the "Ordinary Shares"), and (ii) depositary shares representing fractional interests in preferred shares of the Company (the "Preference Shares"). This opinion is given in accordance with the terms of the Legal Matters section of the Registration Statement.
1    Documents Reviewed
For the purposes of this opinion we have reviewed originals, copies, drafts or conformed copies of the documents listed in Schedule 1 to this opinion, being all of the documents necessary to form our opinion. Defined terms shall have the meanings set out in Schedule 1 or in the Registration Statement.
2Assumptions
The following opinions are given only as to and based on circumstances and matters of fact existing at the date hereof and as to the laws of the Cayman Islands as the same are in force at the date hereof. In giving this opinion, we have assumed that copy documents or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals.

3Opinions
Based upon, and subject to, the foregoing assumptions, and having regard to such legal considerations as we deem relevant, we are of the opinion that:
3.1    The Ordinary Shares are duly authorized and, when allotted, issued and paid for as contemplated in the Registration Statement, the Ordinary Shares will be legally issued and allotted, as fully paid and non-assessable.
2.1When the directors of the Company (the "Directors") have taken all necessary corporate action to approve the issuance and establish the terms of the Preference Shares, the offering thereof and related matters, and when such Preference Shares series have been issued and sold by the Company in the manner contemplated by the Registration Statement and in accordance with such resolutions of the Directors, such Preference Shares (including any shares of such series of preferred shares duly issued upon conversion, exchange or exercise of any other security in accordance with the terms of such other security or the instrument governing such other security providing for such conversion, exchange or exercise as approved by the Directors in accordance with the provisions of the M&A) will be duly authorized, legally issued and allotted, as fully paid and non-assessable.
In this opinion the phrase "non-assessable" means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).
We hereby consent to the prospectus discussion of this opinion, to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" and elsewhere in the prospectus included in the Registration Statement. In providing our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.
This opinion is limited to the matters detailed herein and is not to be read as an opinion with respect to any other matter.
Yours faithfully

/s/ TRAVERS THORP ALBERGA

SCHEDULE 1
List of Documents Reviewed
1the Certificate of Incorporation dated 11 March 2021;
2the register of directors of the Company;
3the Second Amended and Restated Memorandum and Articles of Association of the Company as filed on 11 August 2021 (the "M&A");
4the written resolutions of the directors of the Company dated 31 August 2022; and
5the Registration Statement.